EXHIBIT 10.1

CAL DIVE INTERNATIONAL, INC.
400 N. Sam Houston Parkway E.
Suite 400
Houston, Texas 77060

May 5, 2005

Torch Offshore, Inc.
Torch Offshore, L.L.C.
Torch Express, L.L.C.

c/o David Phelps, Chief Restructuring Advisor
c/o Robert Fulton, Manager
401 WhitneyAvenue, Suite 400
Gretna, Louisiana 70056

      This letter agreement (this “Letter”) confirms our understanding in respect of certain matters discussed herein relating to the transactions set forth and contemplated under that certain Amended and Restated Asset Purchase Agreement, dated as of May 2, 2005 (the “Agreement”), among Cal Dive International, Inc., a Minnesota corporation (“Buyer”), Torch Offshore, Inc., a Delaware corporation (“Torch”), Torch Offshore, L.L.C., a Delaware limited liability company (“Offshore”), and Torch Express L.L.C., a Louisiana limited liability company (“Express”, with Torch and Offshore, each a “Seller” and collectively, “Sellers”). Unless otherwise stated, or the context otherwise requires, initially capitalized terms used but not defined in this Letter shall have the meanings set forth in the Agreement.

      Buyer agrees with Sellers that the Agreement hereby is amended and modified as follows: the amount of $500,000 in Section 9.1(e)(i)(A) and in Section 9.1(e)(i)(B) shall instead be an amount of $400,000. Any conforming amendments or modifications to Exhibit G of the Agreement (Bidding Procedures for the Sale of Certain Assets of Torch Offshore, Inc.) to reflect the amendment and modification set forth in the preceding sentence are hereby agreed to by the Buyer and the Sellers. Furthermore, the Buyer and Sellers agree that the location for the Auction (as defined in Exhibit G of the Agreement) shall be the offices of Heller, Draper, Hayden, Patrick & Horn, L.L.C. in New Orleans, Louisiana.

      The Letter shall be effective as of the date first set forth above. On and after the effectiveness of this Letter, each reference to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended and modified by this Letter. The Agreement, as amended and modified by this Letter, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Letter shall not operate as a waiver of any right, power or remedy of the Buyer under the Agreement, nor constitute a waiver of any provision of the

Agreement. Sellers hereby confirm that the costs and expenses of the Buyer in connection with the preparation, execution and delivery of this Letter and any other instruments and documents related hereto (including, without limitation, the reasonable fees and expenses of counsel) shall be, and shall be deemed to constitute, fees and expenses subject to reimbursement (as part of the Expense Reimbursement) under Section 9.1(e) of the Agreement.

      The provisions of Sections 12.1, 12.2 and 14.6 of the Agreement shall be applicable to this Letter (in each case substituting this “Letter” for references to the Agreement) and are incorporated herein by reference.

      Please confirm, by execution hereof in the appropriate spaces provided below, your agreement and acceptance to the terms of this Letter.

Very Truly Yours, CAL DIVE INTERNATIONAL, INC.
By:	/s/ MARTIN. R. FERRON
	Name:	Martin R. Ferron
	Title:	President and COO

ACCEPTED AND AGREED: TORCH OFFSHORE, INC.
By:	/s/ ROBERT E. FULTON
	Name:	Robert E. Fulton
	Title:	Chief Financial Officer

By:	/s/ LANA J. HINGLE STOCKSTILL
	Name:	Lana J. Hingle Stockstill
	Title:	Chief Administrative Officer

TORCH OFFSHORE L.L.C. TORCH EXPRESS L.L.C.
By:	/s/ ROBERT E. FULTON
	Name:	Robert E. Fulton
	Title:	Chief Financial Officer

[Signature Page to May 5, 2005 Letter Agreement]